EXHIBIT 11

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Series Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 2-69062 of our report dated February 21, 2000 appearing in the annual report to shareholders of Merrill Lynch Series Fund, Inc. for the year ended December 31, 1999, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
April 3, 2000